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                                                                   Exhibit 21.1

PRI Automation, Inc.
List of Subsidiaries as of September 30, 2001

All of the following subsidiaries are included in the consolidated financial statements of the Company.

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
Chiptronix Handling Systems, GmbH                      Switzerland               100%
Commotion Technology, Inc.                             Massachusetts             100%
Equipe Japan, Ltd.                                     Japan                     100%
Interval Logic Corporation                             Massachusetts              99%
PRI Automation, CA Inc.                                California                100%
PRI Automation (Canada), Inc.                          Canada                    100%
PRI Automation GmbH                                    Germany                   100%
PRI Automation Ireland, Inc.                           Ireland                   100%
PRI Automation Israel, Inc.                            Israel                    100%
PRI Automation Korea, Inc.                             Korea                     100%
PRI Automation, LTD                                    United Kingdom            100%
PRI Automation Pte, Ltd                                Singapore                 100%
PRI Automation, SARL                                   France                    100%
PRI Automation Taiwan, Ltd.                            Taiwan                    100%
PRI Korea, Ltd.                                        Korea                      80%
PRI Malaysia                                           Malaysia                  100%
Promis Systems Corp Singapore Pte. Ltd.                Singapore                 100%
Promis Systems Corporation Ltd.                        Hong Kong                 100%
Promis Systems Corporation (U.K.) Ltd.                 United Kingdom            100%
Promis Systems GmbH I GR.                              Germany                   100%
Promis Taiwan                                          Taiwan                    100%
WaferState Controls, Inc.                              Texas                     100%

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